IN ACCORDANCE WITH RULE 201 OF REGULATION S-T, THIS FORM 8-K IS BEING FILED IN PAPER PURSUANT
TO A TEMPORARY HARDSHIP EXEMPTION.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 19, 2005
Date of Report (Date of earliest event reported)
TFM, S.A. de C.V.
(Exact Name of Registrant as specified in its charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 5447-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01
SIGNATURE
Press Release

Item 8.01. Other Events.
On September 19, 2005, TFM, S.A. de C.V. (TFM) appointed Alejandro García Acosta as Chief Commercial Officer of TFM and promoted Carlos Ignacio Porragas González as Strategic Planning and Business Development Director.
Alejandro García Acosta is an executive with a career of over 20 years in the marketing sector. For further information see the press release dated September 19, 2005 attached hereto as Exhibit 99.1
Carlos Ignacio Porragas González, joined TFM in July 2001 and prior to this appointment he occupied the Sales and Marketing Director since June 2005. Mr. Porragas has more than 11 years of experience in the areas of strategic planning, marketing, commercialization, operations and investments. Prior to joining TFM, Mr. Porragas was Investment Director for Baring Private Equity Partners, a private equity fund sponsored by the ING Group. Mr. Porragas also served as both a marketing manager and a commercial manager at Monsanto Company.
Item 9.01
(c)	Exhibits
Exhibits No. Document
(99)	Additional Exhibits
99.1	Press Release dated September 19, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFM, S.A. de C.V.

Date: September 23, 2005

	By:	/s/ F. Javier Rión

Name: F. Javier Rión Title: Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Press release dated September 19, 2005